Exhibit 99.1

News Release

Investor Contact:	Media Contact:
Bev Fleming	Doug Holt
(312) 444-7811	(312) 557-1571
Beverly_Fleming@ntrs.com	Doug_Holt@ntrs.com

http://www.northerntrust.com

FOR IMMEDIATE RELEASE

NORTHERN TRUST CORPORATION REPORTS FOURTH QUARTER NET INCOME

OF $167.7 MILLION, EARNINGS PER COMMON SHARE OF $0.69.

FULL YEAR NET INCOME

OF $687.3 MILLION, EARNINGS PER COMMON SHARE OF $2.81.

(Chicago, January 16, 2013) Northern Trust Corporation today reported fourth quarter net income per common share of $0.69, up from $0.53 in the fourth quarter of 2011 and down from $0.73 in the third quarter of 2012. Net income was $167.7 million in the current quarter, up 29% from $130.2 million in the prior year fourth quarter, and down 6% from $178.8 million in the prior quarter. Return on equity was 8.8% in the current quarter, compared to 7.2% in the prior year quarter and 9.6% in the prior quarter.

Reported net income per common share for the full year was $2.81, compared to the prior year’s $2.47 per common share. Net income for 2012 totaled $687.3 million compared to the prior year’s $603.6 million. Return on equity for the full year 2012 was 9.3%, compared with 8.6% for 2011.

Frederick H. Waddell, Chairman and Chief Executive Officer, commented, “Fourth quarter and full year performance continued to reflect solid core trust fee growth amidst a challenging operating environment. We achieved strong new business success while also completing the integration of two important acquisitions.

Throughout the year, we focused on the needs of our clients and on improving the profitability and returns of our business. Our return on equity of 9.3% in 2012 improved from 8.6% in 2011 and our capital actions, including an increase in the quarterly dividend to $0.30 per share and the repurchase of 3.5 million common shares, returned $449.8 million in capital to our shareholders.”

FOURTH QUARTER 2012 PERFORMANCE VS. FOURTH QUARTER 2011

Net income per common share in the fourth quarter of 2012 was $0.69 compared to $0.53 per common share in the fourth quarter of 2011. Net income for the current quarter was $167.7 million, up $37.5 million, or 29%, from $130.2 million in the prior year quarter. The current quarter includes restructuring and integration related charges of $8.2 million ($5.2 million after tax, or $0.02 per common share). The prior year quarter included restructuring, acquisition and integration related charges of $61.0 million ($39.8 million after tax, or $0.17 per common share). Net income in the fourth quarter of 2011 benefitted from a reduction of a liability related to potential losses from indemnified litigation involving Visa, Inc. (Visa). The associated prior year quarter pre-tax expense reduction totaled $13.0 million ($8.0 million after tax, or $0.03 per common share).

Consolidated revenue of $969.7 million in the current quarter was up $14.1 million, or 1%, from $955.6 million in the prior year quarter. Noninterest income, which represented 76% of revenue, increased $51.7 million, or 8%, to $735.5 million from the prior year quarter’s $683.8 million, primarily reflecting higher trust, investment and other servicing fees, partially offset by lower foreign exchange trading income. Net interest income for the quarter on a fully taxable equivalent (FTE) basis decreased $37.6 million, or 13%, to $243.6 million compared to $281.2 million in the prior year quarter, primarily due to lower average earning assets and a continued decline in the net interest margin.

Trust, investment and other servicing fees were $622.6 million in the current quarter, up $81.1 million, or 15%, from $541.5 million in the prior year quarter. The increase primarily reflects strong new business, the favorable impact of equity markets on fees, and lower waived fees on money market mutual funds.

FOURTH QUARTER 2012 PERFORMANCE VS. FOURTH QUARTER 2011 (continued)

Assets under custody and assets under management are the primary drivers of our trust, investment and other servicing fees. The following table provides Northern Trust’s assets under custody and assets under management by business segment.

($ In Billions)	December 31, 2012	September 30, 2012	December 31, 2011	% Change Q4-12/Q3-12	% Change Q4-12/Q4-11

Assets Under Custody
Corporate & Institutional	$4,358.6	$4,331.9	$3,877.6	1%	12%
Personal	446.3	429.5	385.2	4	16

Total Assets Under Custody	$4,804.9	$4,761.4	$4,262.8	1%	13%

($ In Billions)	December 31, 2012	September 30, 2012	December 31, 2011	% Change Q4-12/Q3-12	% Change Q4-12/Q4-11
Assets Under Management
Corporate & Institutional	$561.2	$565.6	$489.2	(1)%	15%
Personal	197.7	184.1	173.7	7	14

Total Assets Under Management	$758.9	$749.7	$662.9	1%	14%

Trust, investment and other servicing fees in Corporate & Institutional Services (C&IS) increased $38.6 million, or 13%, to $344.3 million in the current quarter from the prior year quarter’s $305.7 million.

($ In Millions)	Q4 2012	Q4 2011	Change Q4 2012 from Q4 2011
C&IS Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$224.7	$205.6	$19.1	9%
Investment Management	74.2	60.9	13.3	22
Securities Lending	20.3	19.3	1.0	5
Other	25.1	19.9	5.2	26

Total	$344.3	$305.7	$38.6	13%

Custody and fund administration fees, the largest component of C&IS fees, increased 9%, primarily reflecting new business and the favorable impact of equity markets on fees. C&IS investment management fees increased 22%, reflecting lower waived fees in money market mutual funds, new business and the favorable impact of markets. Money market mutual fund fee waivers in C&IS, attributable to persistent low short-term interest rates, totaled $5.7 million in the current quarter, compared to waived fees of $12.3 million in the prior year quarter. Securities lending revenue increased 5%, primarily reflecting higher spreads in the current quarter.

FOURTH QUARTER 2012 PERFORMANCE VS. FOURTH QUARTER 2011 (continued)

Trust, investment and other servicing fees in Personal Financial Services (PFS) totaled $278.3 million in the current quarter, increasing $42.5 million, or 18%, from $235.8 million in the prior year quarter. The increase in the current quarter primarily reflects the favorable impact of markets on fees, strong new business, revised fee structures, and lower waived fees in money market mutual funds. Money market mutual fund fee waivers in PFS totaled $9.6 million in the current quarter compared with $21.3 million in the prior year quarter.

Foreign exchange trading income totaled $40.8 million, down $30.9 million, or 43%, compared with $71.7 million in the prior year quarter. The current quarter decrease is attributable to reduced currency market volatility.

Other operating income totaled $35.7 million in the current quarter, down 6% from $37.7 million in the prior year quarter.

Net interest income for the quarter on an FTE basis totaled $243.6 million, down $37.6 million, or 13%, compared to $281.2 million in the prior year quarter. The decrease reflects lower average earning assets and a continued decline in the net interest margin to 1.17% from 1.28% in the prior year quarter. Average earning assets for the quarter were $82.9 billion, down $4.3 billion, or 5%, from $87.2 billion in the prior year quarter, primarily reflecting decreased Federal Reserve deposits. The current quarter decline in the net interest margin primarily reflects lower yields on earning assets, partially offset by a higher percentage of funding from noninterest-bearing sources. Net interest income in the prior year quarter included $7.0 million of income attributable to a settlement with the Internal Revenue Service (IRS) regarding the tax treatment for certain leveraged leasing transactions. Absent this leasing related adjustment, the prior year net interest margin would have been 1.25%.

The provision for credit losses was $5.0 million in the current quarter and $12.5 million in the prior year quarter. Net charge-offs totaled $5.4 million for the current quarter resulting from $16.1 million of charge-offs and $10.7 million of recoveries, compared to $18.2 million of net charge-offs in the prior year quarter resulting from $28.8 million of charge-offs and $10.6 million of recoveries. Nonperforming loans and leases decreased $38.9 million, or 13%, from the prior year quarter. Residential real estate loans and commercial real estate loans accounted for 69% and 22%, respectively, of total nonperforming loans at December 31, 2012.

FOURTH QUARTER 2012 PERFORMANCE VS. FOURTH QUARTER 2011 (continued)

The table below provides information regarding nonperforming assets, the allowance for credit losses, and associated ratios.

($ In Millions)	December 31, 2012	September 30, 2012	December 31, 2011

Nonperforming Assets
Nonperforming Loans and Leases	$254.8	$269.0	$293.7
Other Real Estate Owned	20.3	20.6	21.2

Total Nonperforming Assets	275.1	289.6	314.9

Allowance for Credit Losses
Allowance for Credit Losses Assigned to:
Loans and Leases	297.9	298.6	294.8
Unfunded Loan Commitments and Standby Letters of Credit	29.7	29.4	34.1

Total Allowance for Credit Losses	$327.6	$328.0	$328.9

Ratios
Nonperforming Loans and Leases to Total Loans and Leases	0.86%	0.91%	1.01%
Allowance for Credit Losses Assigned to Loans and Leases to Total Loans and Leases	1.01%	1.01%	1.01%
Coverage of Loan and Lease Allowance to Nonperforming Loans and Leases	1.2x	1.1x	1.0x

Noninterest expense totaled $741.5 million in the current quarter compared to $771.7 million in the prior year quarter. The current quarter includes restructuring and integration related charges of $8.2 million ($5.2 million after tax, or $0.02 per common share). The prior year quarter included restructuring, acquisition and integration related charges of $61.0 million ($39.8 million after tax, or $0.17 per common share). Excluding the current quarter and prior year quarter charges, and the prior year quarter’s Visa benefit of $13.0 million, noninterest expense increased $9.6 million, or 1%.

Compensation expense, the largest component of noninterest expense, equaled $316.3 million, down $25.6 million, or 7%, compared to $341.9 million in the prior year quarter. The prior year quarter included $28.6 million of severance related accruals recorded in connection with initiatives to reduce staff expense levels, while the current quarter includes $1.3 million of net reductions in severance related accruals. Excluding the severance related items, compensation expense in the current quarter increased by $4.3 million, or 1%. Staff on a full-time equivalent basis at December 31, 2012 totaled approximately 14,200, up 1% from a year ago.

FOURTH QUARTER 2012 PERFORMANCE VS. FOURTH QUARTER 2011 (continued)

Employee benefit expense equaled $63.9 million, down $5.6 million, or 8%, compared to $69.5 million in the prior year quarter. The prior year quarter included $4.0 million of severance related accruals.

Expense associated with outside services totaled $140.7 million, down $13.5 million, or 9%, from $154.2 million in the prior year quarter. The current and prior year quarter include $2.6 million and $10.2 million of restructuring and integration charges, respectively. Excluding the current and prior year quarter restructuring and integration charges, outside services expense decreased $5.9 million, or 4%, primarily reflecting lower manager of manager advisory fees and decreased expense associated with legal and technical services.

Equipment and software expense totaled $90.5 million, a decrease of 5% from $95.3 million in the prior year quarter. The prior year quarter included $10.9 million of restructuring charges related to software write-offs. The current quarter includes higher levels of software amortization and related software support costs from the continued investment in technology related assets.

Occupancy expense equaled $46.2 million, a decrease of 7% from $49.6 million in the prior year quarter. The current and prior year quarter include $3.0 million and $6.3 million, respectively, of restructuring charges related to reductions in office space.

Other operating expense equaled $83.9 million, up $9.7 million, or 13%, from $74.2 million in the prior year quarter. The current quarter includes restructuring and integration related charges of $3.3 million, higher staff related and business promotion expense, and increases within various other miscellaneous categories of other operating expense.

Income tax expense was $55.5 million in the current quarter, representing an effective tax rate of 24.9%, and $41.2 million in the prior year quarter, representing an effective tax rate of 24.1%. These compare to full-year effective tax rates of 30.7% and 31.7% for 2012 and 2011, respectively. The current quarter includes an $11.7 million tax benefit attributable to a refund from the IRS in connection with the resolution of certain leveraged lease related matters. The prior year quarter included adjustments to the Corporation’s intercompany service allocation methodology, the favorable resolution of certain federal and state tax matters, and reductions in state tax reserves.

FOURTH QUARTER 2012 PERFORMANCE VS. THIRD QUARTER 2012

Net income per common share was $0.69 in the current quarter, compared with $0.73 in the third quarter of 2012. Net income for the current quarter totaled $167.7 million, down $11.1 million, or 6% from $178.8 million in the prior quarter.

Consolidated revenue of $969.7 million for the current quarter was down slightly from $972.5 million in the prior quarter. Noninterest income increased $8.6 million, or 1%, to $735.5 million from the prior quarter’s $726.9 million, primarily reflecting higher trust, investment and other servicing fees, partially offset by lower other operating income and foreign exchange trading income. Net interest income for the current quarter on an FTE basis decreased $13.3 million, or 5%, to $243.6 million from $256.9 million in the prior quarter, primarily due to lower average earning assets and a continued decline in the net interest margin.

Trust, investment and other servicing fees totaled $622.6 million in the current quarter, up $20.7 million, or 3%, from $601.9 million in the prior quarter. C&IS trust, investment and other servicing fees totaled $344.3 million in the current quarter, up from $334.4 million in the prior quarter.

($ In Millions)	Q4 2012	Q3 2012	Change Q4 2012 from Q3 2012
C&IS Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$224.7	$214.4	$10.3	5%
Investment Management	74.2	73.2	1.0	1
Securities Lending	20.3	23.8	(3.5)	(15)
Other	25.1	23.0	2.1	9

Total	$344.3	$334.4	$9.9	3%

C&IS custody and fund administration fees increased 5%, primarily reflecting the favorable impact of equity markets on fees and new business. Investment management fees increased 1%, primarily reflecting new business. Money market fee waivers, attributable to the low short-term interest rates, totaled $5.7 million in C&IS in the current quarter compared to $6.5 million in the prior quarter. Securities lending revenue decreased 15%, primarily reflecting lower spreads and lower volumes in the current quarter.

PFS trust, investment and other servicing fees were $278.3 million, up $10.8 million, or 4%, from $267.5 million in the prior quarter, primarily reflecting the favorable impact of equity markets on fees and new business. Money market mutual fund fee waivers in PFS totaled $9.6 million in the current quarter compared to $10.3 million in the prior quarter.

FOURTH QUARTER 2012 PERFORMANCE VS. THIRD QUARTER 2012 (continued)

Foreign exchange trading income decreased 7% to $40.8 million compared to $44.0 million in the prior quarter. The current quarter decrease is attributable to reduced currency market volatility.

Other operating income in the current quarter totaled $35.7 million, down $10.9 million, or 24%, from $46.6 million in the prior quarter. The prior quarter included a $5.3 million gain on foreign exchange contracts related to hedges of certain investments in foreign currency denominated subsidiaries. The current quarter includes lower income on employee benefit related assets held in trust by the Corporation and lower leasing related income.

Net interest income on an FTE basis in the current quarter totaled $243.6 million, down $13.3 million, or 5%, compared to $256.9 million in the prior quarter. The decrease reflects lower average earning assets and a continued decline in the net interest margin. Average earning assets totaled $82.9 billion in the current quarter, down $1.6 billion, or 2%, compared to $84.5 billion in the prior quarter. The net interest margin decreased to 1.17% in the current quarter from 1.21% in the prior quarter. The prior quarter net interest income included a $5.1 million adjustment related to the amortization of premiums on certain investment securities. Absent this adjustment, the net interest margin would have been 1.19%. The current quarter net interest margin reflects lower yields on earning assets.

The provision for credit losses totaled $5.0 million and $10.0 million in the current quarter and prior quarter, respectively. Net charge-offs totaled $5.4 million for the current quarter resulting from $16.1 million of charge-offs and $10.7 million of recoveries, compared to $11.9 million of net charge-offs in the prior quarter resulting from $16.3 million of charge-offs and $4.4 million of recoveries. Nonperforming loans and leases decreased $14.2 million, or 5%, as compared to the prior quarter. Residential real estate and commercial real estate loans accounted for 69% and 22%, respectively, of total nonperforming loans at December 31, 2012.

Noninterest expense totaled $741.5 million in the current quarter, an increase of $45.1 million, or 6%, from $696.4 million in the prior quarter. The current quarter and prior quarter, respectively, include restructuring and integration related charges of $8.2 million and restructuring, acquisition and integration related charges of $2.9 million.

FOURTH QUARTER 2012 PERFORMANCE VS. THIRD QUARTER 2012 (continued)

Compensation expense totaled $316.3 million for the current quarter, relatively unchanged from $315.7 million in the prior quarter, while employee benefit expense totaled $63.9 million for the current quarter, up 4% from $61.3 million in the prior quarter.

Expense for outside services totaled $140.7 million, an increase of $14.1 million, or 11%, compared to $126.6 million in the prior quarter. The current quarter increase primarily reflects higher expense for technical, sub-custodian, consulting, and legal services.

Equipment and software expense totaled $90.5 million in the current quarter, up 5% from $86.0 million in the prior quarter.

Other operating expense totaled $83.9 million, an increase of $20.9 million, or 33%, from the prior quarter’s $63.0 million. The current quarter increase primarily reflects increased business promotion expense, higher charges related to account servicing activities, higher staff related expense, and the restructuring and integration related charges of $3.3 million.

Total income tax expense was $55.5 million for the current quarter, representing an effective tax rate of 24.9%. Income tax expense was $87.3 million in the prior quarter, representing an effective tax rate of 32.8%. The current quarter includes the $11.7 million tax benefit attributable to a refund from the IRS in connection with the resolution of certain leveraged lease related matters.

FULL YEAR 2012 PERFORMANCE VS. FULL YEAR 2011

Reported net income per common share for the full year was $2.81, compared to the prior full year’s $2.47 per common share. Net income for 2012 totaled $687.3 million compared to the prior year’s $603.6 million. The current and prior year include restructuring, acquisition and integration related charges of $18.6 million ($12.0 million after tax, or $0.05 per common share) and $91.6 million ($59.8 million after tax, or $0.25 per common share), respectively. Net income in 2011 benefited from reductions totaling $23.1 million ($14.4 million after tax, or $0.06 per common share) of a liability related to potential losses from indemnified litigation involving Visa.

FULL YEAR 2012 PERFORMANCE VS. FULL YEAR 2011 (continued)

The performance in 2012 produced an annualized return on equity of 9.3% compared to 8.6% in 2011. The annualized return on average assets was 0.7% in both 2012 and in 2011.

Consolidated revenue totaled $3.90 billion in 2012, an increase of $126.2 million, or 3%, from $3.77 billion in the prior year. Noninterest income increased $145.0 million, or 5%, to $2.91 billion from 2011’s $2.76 billion, primarily reflecting higher trust, investment and other servicing fees, partially offset by lower foreign exchange trading income. Trust, investment and other servicing fees in 2012 reflect the full year impact of acquisitions completed in June and July of 2011.

Net interest income on an FTE basis in 2012 totaled $1.03 billion, a decrease of $18.2 million, or 2%, compared to $1.05 billion in 2012, primarily due to a decline in the net interest margin.

Noninterest expense totaled $2.88 billion in 2012, up $47.6 million, or 2%, from $2.83 billion in the prior year. Excluding the current and prior year restructuring, acquisition and integration related charges of $18.6 million and $91.6 million, respectively, and the prior year Visa benefits, noninterest expense increased $97.5 million, or 4%, primarily reflecting higher equipment and software expense and the full period impact of operating costs attributable to the acquisitions completed in 2011.

STOCKHOLDERS’ EQUITY

Total stockholders’ equity averaged $7.6 billion, up 5% from the prior year quarter’s average of $7.2 billion. The increase primarily reflects earnings, partially offset by dividend declarations and the repurchase of common stock pursuant to the Corporation’s share buyback program. During the quarter ended December 31, 2012, the Corporation repurchased 1,319,927 shares at a cost of $62.9 million ($47.62 average price per share). Under our capital plan, which was reviewed without objection by the Federal Reserve in March of 2012, the Corporation may repurchase up to $77.1 million of common stock after December 31, 2012 through March of 2013. The Corporation is authorized to purchase up to 6.8 million additional shares after December 31, 2012 under its current common stock repurchase authorization.

STOCKHOLDERS’ EQUITY (continued)

As reflected in the table below, the risk-based capital ratios of Northern Trust and its principal subsidiary bank, The Northern Trust Company, remained strong at December 31, 2012, with all ratios exceeding the regulatory requirements for classification as a “well capitalized” institution established by U.S. banking regulators of 6%, 10%, and 5%, respectively.

	December 31, 2012			September 30, 2012			December 31, 2011
	Tier 1 Capital	Total Capital	Leverage Ratio	Tier 1 Capital	Total Capital	Leverage Ratio	Tier 1 Capital	Total Capital	Leverage Ratio
Northern Trust Corporation	12.8%	14.3%	8.2%	12.8%	14.3%	8.1%	12.5%	14.2%	7.3%
The Northern Trust Company	11.9%	13.7%	7.6%	11.8%	13.8%	7.5%	11.7%	13.8%	6.8%

The following table provides the Corporation’s ratios of tier 1 capital and tier 1 common equity to risk-weighted assets, as well as a reconciliation of tier 1 capital calculated in accordance with applicable regulatory requirements and GAAP to tier 1 common equity.

($ In Millions)	December 31, 2012	September 30, 2012	December 31, 2011
Ratios
Tier 1 Capital	12.8%	12.8%	12.5%
Tier 1 Common Equity	12.4%	12.3%	12.1%
Tier 1 Capital	$7,489.0	$7,425.5	$7,104.6
Less: Floating Rate Capital Securities	268.7	268.7	268.6

Tier 1 Common Equity	$7,220.3	$7,156.8	$6,836.0

Northern Trust is providing the tier 1 common equity ratio, a non-GAAP financial measure, in addition to its capital ratios prepared in accordance with regulatory requirements and GAAP as it is a measure that Northern Trust and investors use to assess capital adequacy.

RECONCILIATION OF REPORTED NET INTEREST INCOME TO FULLY TAXABLE EQUIVALENT

Net interest income stated on an FTE basis is a non-GAAP financial measure that facilitates the analysis of asset yields. Management believes an FTE presentation provides a clearer indication of net interest margins for comparative purposes. When adjusted to an FTE basis, yields on taxable, nontaxable, and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income. The tables below present a reconciliation of interest income and net interest income prepared in accordance with GAAP to interest income and net interest income on an FTE basis.

	Three Months Ended
	December 31, 2012			September 30, 2012			December 31, 2011
($ In Millions)	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE
Interest Income	$302.1	$9.4	$311.5	$323.1	$11.3	$334.4	$354.8	$9.4	$364.2
Interest Expense	67.9	—	67.9	77.5	—	77.5	83.0	—	83.0

Net Interest Income	$234.2	$9.4	$243.6	$245.6	$11.3	$256.9	$271.8	$9.4	$281.2

Net Interest Margin	1.12%		1.17%	1.16%		1.21%	1.24%		1.28%

	Twelve Months Ended
	December 31, 2012			December 31, 2011
($ In Millions)	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE
Interest Income	$1,287.7	$40.8	$1,328.5	$1,408.6	$40.2	$1,448.8
Interest Expense	297.4	—	297.4	399.5	—	399.5

Net Interest Income	$990.3	$40.8	$1,031.1	$1,009.1	$40.2	$1,049.3

Net Interest Margin	1.18%		1.22%	1.22%		1.27%

FORWARD-LOOKING STATEMENTS

This news release may be deemed to include forward-looking statements, such as statements that relate to Northern Trust’s financial goals, capital adequacy, dividend policy, expansion and business development plans, risk management policies, anticipated expense levels and projected profit improvements, business prospects and positioning with respect to market, demographic and pricing trends, strategic initiatives, re-engineering and outsourcing activities, new business results and outlook, changes in securities market prices, credit quality including allowance levels, planned capital expenditures and technology spending, anticipated tax benefits and expenses, and the effects of any extraordinary events and various other matters (including developments with respect to litigation, other contingent liabilities and obligations, and regulation involving Northern Trust and changes in accounting policies, standards and interpretations) on Northern Trust’s business and results. Forward-looking statements are typically identified by words or phrases, such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are Northern Trust’s current estimates or expectations of future events or future results. Actual results could differ materially from those indicated by these statements because the realization of those results is subject to many risks and uncertainties. Northern Trust Corporation’s 2011 Financial Annual Report to Shareholders, including the section of Management’s Discussion and Analysis captioned “Factors Affecting Future Results,” and periodic reports to the Securities and Exchange Commission, including the section captioned “Risk Factors,” contain additional information about factors that could affect actual results, including: economic, market, and monetary policy risks; operational risks; investment performance, fiduciary, and asset servicing risks; credit risks; liquidity risks; holding company risks; regulation risks; litigation risks; tax and accounting risks; strategic and competitive risks; and reputation risks. All forward-looking statements included in this news release are based on information available at the time of the release, and Northern Trust Corporation assumes no obligation to update any forward-looking statement.

WEBCAST OF FOURTH QUARTER EARNINGS CONFERENCE CALL

Northern Trust’s fourth quarter earnings conference call will be webcast live on January 16, 2013. The Internet webcast opens the call to all investors, allowing them to listen to the Chief Financial Officer’s comments. The live call will be conducted at 11:00 a.m. CT and is accessible on Northern Trust’s web site at:

http://www.northerntrust.com/financialreleases

The only authorized rebroadcast of the live call will be available on Northern Trust’s web site from 2:00 p.m. CT on January 16, 2013, for approximately four weeks. Participants will need Windows Mediatm or Adobe Flash software, which can be downloaded free through Northern Trust’s web site. This earnings release can also be accessed at the above web address.

/ / /

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA

($ In Millions Except Per Share Data)	FOURTH QUARTER
	2012	2011	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$622.6	$541.5	15%
Foreign Exchange Trading Income	40.8	71.7	(43)
Treasury Management Fees	16.4	17.0	(3)
Security Commissions and Trading Income	20.0	15.7	27
Other Operating Income	35.7	37.7	(6)
Investment Security Gains (Losses), net	—	0.2	(88)

Total Noninterest Income	735.5	683.8	8
Net Interest Income
Interest Income	302.1	354.8	(15)
Interest Expense	67.9	83.0	(18)

Net Interest Income	234.2	271.8	(14)
Total Revenue	969.7	955.6	1
Provision for Credit Losses	5.0	12.5	(60)
Noninterest Expense
Compensation	316.3	341.9	(7)
Employee Benefits	63.9	69.5	(8)
Outside Services	140.7	154.2	(9)
Equipment and Software	90.5	95.3	(5)
Occupancy	46.2	49.6	(7)
Visa Indemnification Benefit	—	(13.0)	(100)
Other Operating Expense	83.9	74.2	13

Total Noninterest Expense	741.5	771.7	(4)

Income before Income Taxes	223.2	171.4	30
Provision for Income Taxes	55.5	41.2	35

NET INCOME	$167.7	$130.2	29%

Earnings Allocated to Participating Securities	$2.5	$1.6	56%
Earnings Allocated to Common and Potential Common Shares	165.2	128.6	28
Per Common Share
Net Income
Basic	$0.69	$0.53	30%
Diluted	0.69	0.53	30
Average Common Equity	$7,552.0	$7,188.5	5%
Return on Average Common Equity	8.83%	7.18%	23
Return on Average Assets	0.73%	0.53%	38
Cash Dividends Declared per Common Share	$0.30	$0.28	7%
Average Common Shares Outstanding (000s)
Basic	239,456	241,020
Diluted	239,916	241,196
Common Shares Outstanding (EOP) (000s)	238,915	241,009

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA

($ In Millions Except Per Share Data)	FOURTH QUARTER	THIRD QUARTER
	2012	2012	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$622.6	$601.9	3%
Foreign Exchange Trading Income	40.8	44.0	(7)
Treasury Management Fees	16.4	16.3	1
Security Commissions and Trading Income	20.0	17.9	12
Other Operating Income	35.7	46.6	(24)
Investment Security Gains (Losses), net	—	0.2	(86)

Total Noninterest Income	735.5	726.9	1
Net Interest Income
Interest Income	302.1	323.1	(7)
Interest Expense	67.9	77.5	(12)

Net Interest Income	234.2	245.6	(5)
Total Revenue	969.7	972.5	—
Provision for Credit Losses	5.0	10.0	(50)
Noninterest Expense
Compensation	316.3	315.7	—
Employee Benefits	63.9	61.3	4
Outside Services	140.7	126.6	11
Equipment and Software	90.5	86.0	5
Occupancy	46.2	43.8	6
Other Operating Expense	83.9	63.0	33

Total Noninterest Expense	741.5	696.4	6

Income before Income Taxes	223.2	266.1	(16)
Provision for Income Taxes	55.5	87.3	(36)

NET INCOME	$167.7	$178.8	(6)%

Earnings Allocated to Participating Securities	$2.5	$2.8	(11)%
Earnings Allocated to Common and Potential Common Shares	165.2	176.0	(6)
Per Common Share
Net Income
Basic	$0.69	$0.73	(5)%
Diluted	0.69	0.73	(5)
Average Common Equity	$7,552.0	$7,421.9	2%
Return on Average Common Equity	8.83%	9.59%	(8)
Return on Average Assets	0.73%	0.77%	(5)
Cash Dividends Declared per Common Share	$0.30	$0.30	—%
Average Common Shares Outstanding (000s)
Basic	239,456	240,237
Diluted	239,916	240,697
Common Shares Outstanding (EOP) (000s)	238,915	239,799

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA

($ In Millions Except Per Share Data)	TWELVE MONTHS
	2012	2011	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$2,405.5	$2,169.5	11%
Foreign Exchange Trading Income	206.1	324.5	(36)
Treasury Management Fees	67.4	72.1	(6)
Security Commissions and Trading Income	73.6	60.5	22
Other Operating Income	154.9	158.1	(2)
Investment Security Gains (Losses), net	(1.7)	(23.9)	(93)

Total Noninterest Income	2,905.8	2,760.8	5
Net Interest Income
Interest Income	1,287.7	1,408.6	(9)
Interest Expense	297.4	399.5	(26)

Net Interest Income	990.3	1,009.1	(2)
Total Revenue	3,896.1	3,769.9	3
Provision for Credit Losses	25.0	55.0	(55)
Noninterest Expense
Compensation	1,267.4	1,267.2	—
Employee Benefits	258.2	258.2	—
Outside Services	529.2	552.8	(4)
Equipment and Software	366.7	328.1	12
Occupancy	174.4	180.9	(4)
Visa Indemnification Benefit	—	(23.1)	(100)
Other Operating Expense	282.9	267.1	6

Total Noninterest Expense	2,878.8	2,831.2	2

Income before Income Taxes	992.3	883.7	12
Provision for Income Taxes	305.0	280.1	9

NET INCOME	$687.3	$603.6	14%

Earnings Allocated to Participating Securities	$10.0	$7.1	41%
Earnings Allocated to Common and Potential Common Shares	677.3	596.5	14
Per Common Share
Net Income
Basic	$2.82	$2.47	14%
Diluted	2.81	2.47	14
Average Common Equity	$7,358.2	$7,024.2	5%
Return on Average Common Equity	9.34%	8.59%	9
Return on Average Assets	0.74%	0.66%	12
Cash Dividends Declared per Common Share	$1.18	$1.12	5%
Average Common Shares Outstanding (000s)
Basic	240,418	241,401
Diluted	240,881	241,811
Common Shares Outstanding (EOP) (000s)	238,915	241,009

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

BALANCE SHEET

($ In Millions)	DECEMBER 31
	2012	2011	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$60.8	$121.3	(50)%
Interest-Bearing Deposits with Banks	18,803.5	16,696.4	13
Federal Reserve Deposits and Other Interest-Bearing	7,619.7	13,448.6	(43)
Securities
U.S. Government	1,784.6	4,029.4	(56)
Obligations of States and Political Subdivisions	343.4	535.9	(36)
Government Sponsored Agency	18,751.7	16,928.2	11
Other (**)	10,604.5	9,969.9	6

Total Securities	31,484.2	31,463.4	—
Loans and Leases	29,504.5	29,063.9	2

Total Earning Assets	87,472.7	90,793.6	(4)
Allowance for Credit Losses Assigned to Loans and Leases	(297.9)	(294.8)	1
Cash and Due from Banks	3,752.7	4,315.3	(13)
Buildings and Equipment	469.9	494.5	(5)
Client Security Settlement Receivables	2,049.1	778.3	163
Goodwill	537.8	532.0	1
Other Assets	3,479.5	3,604.8	(3)

Total Assets	$97,463.8	$100,223.7	(3)%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$15,189.7	$17,470.8	(13)%
Savings Certificates and Other Time	2,466.1	3,058.3	(19)
Non-U.S. Offices - Interest-Bearing	39,720.2	35,868.0	11

Total Interest-Bearing Deposits	57,376.0	56,397.1	2
Short-Term Borrowings	1,847.4	2,945.6	(37)
Senior Notes	2,405.8	2,126.7	13
Long-Term Debt	1,421.6	2,133.3	(33)
Floating Rate Capital Debt	277.0	276.9	—

Total Interest-Related Funds	63,327.8	63,879.6	(1)
Demand and Other Noninterest-Bearing Deposits	24,031.8	26,280.4	(9)
Other Liabilities	2,577.2	2,946.4	(13)

Total Liabilities	89,936.8	93,106.4	(3)
Total Equity	7,527.0	7,117.3	6

Total Liabilities and Stockholders’ Equity	$97,463.8	$100,223.7	(3)%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(**)	Other securities include Federal Reserve and Federal Home Loan Bank stock and certain affordable housing investments for purposes of presenting earning assets; such securities are classified in other assets on the consolidated balance sheet.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

BALANCE SHEET

($ In Millions)	DECEMBER 31 2012	SEPTEMBER 30 2012
			% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$60.8	$573.4	(89)%
Interest-Bearing Deposits with Banks	18,803.5	19,347.8	(3)
Federal Reserve Deposits and Other Interest-Bearing	7,619.7	6,230.5	22
Securities
U.S. Government	1,784.6	1,787.8	—
Obligations of States and Political Subdivisions	343.4	389.1	(12)
Government Sponsored Agency	18,751.7	18,715.3	—
Other (**)	10,604.5	8,790.0	21

Total Securities	31,484.2	29,682.2	6
Loans and Leases	29,504.5	29,542.7	—

Total Earning Assets	87,472.7	85,376.6	2
Allowance for Credit Losses Assigned to Loans and Leases	(297.9)	(298.6)	—
Cash and Due from Banks	3,752.7	3,396.7	10
Buildings and Equipment	469.9	453.7	4
Client Security Settlement Receivables	2,049.1	1,078.2	90
Goodwill	537.8	538.0	—
Other Assets	3,479.5	3,087.9	13

Total Assets	$97,463.8	$93,632.5	4%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$15,189.7	$13,481.6	13%
Savings Certificates and Other Time	2,466.1	3,011.0	(18)
Non-U.S. Offices - Interest-Bearing	39,720.2	39,076.1	2

Total Interest-Bearing Deposits	57,376.0	55,568.7	3
Short-Term Borrowings	1,847.4	1,399.0	32
Senior Notes	2,405.8	2,610.3	(8)
Long-Term Debt	1,421.6	1,428.4	—
Floating Rate Capital Debt	277.0	277.0	—

Total Interest-Related Funds	63,327.8	61,283.4	3
Demand and Other Noninterest-Bearing Deposits	24,031.8	21,362.9	12
Other Liabilities	2,577.2	3,454.0	(25)

Total Liabilities	89,936.8	86,100.3	4
Total Equity	7,527.0	7,532.2	—

Total Liabilities and Stockholders’ Equity	$97,463.8	$93,632.5	4%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(**)	Other securities include Federal Reserve and Federal Home Loan Bank stock and certain affordable housing investments for purposes of presenting earning assets; such securities are classified in other assets on the consolidated balance sheet.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET

($ In Millions)	FOURTH QUARTER
	2012	2011	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$239.3	$246.8	(3)%
Interest-Bearing Deposits with Banks	18,355.2	18,848.1	(3)
Federal Reserve Deposits and Other Interest-Bearing	4,118.7	7,892.1	(48)
Securities
U.S. Government	1,785.1	3,317.9	(46)
Obligations of States and Political Subdivisions	371.8	557.3	(33)
Government Sponsored Agency	19,041.4	16,787.3	13
Other (**)	9,793.3	10,797.2	(9)

Total Securities	30,991.6	31,459.7	(1)
Loans and Leases	29,180.8	28,779.7	1

Total Earning Assets	82,885.6	87,226.4	(5)
Allowance for Credit Losses Assigned to Loans and Leases	(298.1)	(293.2)	2
Cash and Due from Banks	4,059.3	3,951.4	3
Buildings and Equipment	461.2	499.9	(8)
Client Security Settlement Receivables	624.6	470.6	33
Goodwill	536.9	534.9	—
Other Assets	3,401.0	5,562.8	(39)

Total Assets	$91,670.5	$97,952.8	(6)%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$14,023.4	$14,919.1	(6)%
Savings Certificates and Other Time	2,728.9	3,283.9	(17)
Non-U.S. Offices - Interest-Bearing	37,461.3	40,494.5	(7)

Total Interest-Bearing Deposits	54,213.6	58,697.5	(8)
Short-Term Borrowings	1,614.2	2,661.5	(39)
Senior Notes	2,492.6	2,129.7	17
Long-Term Debt	1,423.7	2,134.6	(33)
Floating Rate Capital Debt	277.0	276.9	—

Total Interest-Related Funds	60,021.1	65,900.2	(9)
Demand and Other Noninterest-Bearing Deposits	21,280.4	20,518.6	4
Other Liabilities	2,817.0	4,345.5	(35)

Total Liabilities	84,118.5	90,764.3	(7)
Total Equity	7,552.0	7,188.5	5

Total Liabilities and Stockholders’ Equity	$91,670.5	$97,952.8	(6)%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(**)	Other securities include Federal Reserve and Federal Home Loan Bank stock and certain affordable housing investments for purposes of presenting earning assets; such securities are classified in other assets on the consolidated balance sheet.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET

($ In Millions)	FOURTH QUARTER	THIRD QUARTER

	2012	2012	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$239.3	$285.6	(16)%
Interest-Bearing Deposits with Banks	18,355.2	19,215.4	(4)
Federal Reserve Deposits and Other Interest-Bearing	4,118.7	6,113.7	(33)
Securities
U.S. Government	1,785.1	1,786.4	—
Obligations of States and Political Subdivisions	371.8	398.4	(7)
Government Sponsored Agency	19,041.4	18,694.1	2
Other (**)	9,793.3	8,986.2	9

Total Securities	30,991.6	29,865.1	4
Loans and Leases	29,180.8	29,046.0	—

Total Earning Assets	82,885.6	84,525.8	(2)
Allowance for Credit Losses Assigned to Loans and Leases	(298.1)	(297.8)	—
Cash and Due from Banks	4,059.3	3,446.6	18
Buildings and Equipment	461.2	461.7	—
Client Security Settlement Receivables	624.6	434.7	44
Goodwill	536.9	534.8	—
Other Assets	3,401.0	3,604.1	(6)

Total Assets	$91,670.5	$92,709.9	(1)%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$14,023.4	$13,687.1	2%
Savings Certificates and Other Time	2,728.9	3,083.6	(12)
Non-U.S. Offices - Interest-Bearing	37,461.3	38,896.8	(4)

Total Interest-Bearing Deposits	54,213.6	55,667.5	(3)
Short-Term Borrowings	1,614.2	2,200.7	(27)
Senior Notes	2,492.6	2,439.6	2
Long-Term Debt	1,423.7	1,452.9	(2)
Floating Rate Capital Debt	277.0	277.0	—

Total Interest-Related Funds	60,021.1	62,037.7	(3)
Demand and Other Noninterest-Bearing Deposits	21,280.4	20,235.8	5
Other Liabilities	2,817.0	3,014.5	(7)

Total Liabilities	84,118.5	85,288.0	(1)
Total Equity	7,552.0	7,421.9	2

Total Liabilities and Stockholders’ Equity	$91,670.5	$92,709.9	(1)%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(**)	Other securities include Federal Reserve and Federal Home Loan Bank stock and certain affordable housing investments for purposes of presenting earning assets; such securities are classified in other assets on the consolidated balance sheet.

NORTHERN TRUST CORPORATION

(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA

($ In Millions Except Per Share Data)	2012 QUARTERS				2011 QUARTER
	FOURTH	THIRD	SECOND	FIRST	FOURTH
Net Income Summary
Trust, Investment and Other Servicing Fees	$622.6	$601.9	$605.8	$575.2	$541.5
Other Noninterest Income	112.9	125.0	128.6	133.8	142.3
Net Interest Income	234.2	245.6	254.1	256.4	271.8

Total Revenue	969.7	972.5	988.5	965.4	955.6
Provision for Credit Losses	5.0	10.0	5.0	5.0	12.5
Noninterest Expense	741.5	696.4	717.3	723.6	771.7

Income before Income Taxes	223.2	266.1	266.2	236.8	171.4
Provision for Income Taxes	55.5	87.3	86.6	75.6	41.2

Net Income	$167.7	$178.8	$179.6	$161.2	$130.2

Per Common Share
Net Income - Basic	$0.69	$0.73	$0.73	$0.66	$0.53
- Diluted	0.69	0.73	0.73	0.66	0.53
Cash Dividends Declared per Common Share (***)	0.30	0.30	***	0.58	0.28
Book Value (EOP)	31.51	31.41	30.73	29.95	29.53
Market Value (EOP)	50.16	46.42	46.02	47.45	39.66
Ratios
Return on Average Common Equity	8.83%	9.59%	9.91%	9.04%	7.18%
Return on Average Assets	0.73	0.77	0.78	0.68	0.53
Net Interest Margin (GAAP)	1.12	1.16	1.23	1.20	1.24
Net Interest Margin (FTE)	1.17	1.21	1.28	1.24	1.28
Risk-based Capital Ratios
Tier 1	12.8%	12.8%	12.9%	12.4%	12.5%
Total (Tier 1 + Tier 2)	14.3	14.3	14.4	14.0	14.2
Tier 1 Leverage	8.2	8.1	8.0	7.6	7.3
Tier 1 Common Equity (non-GAAP)	12.4	12.3	12.4	11.9	12.1
Assets Under Custody ($ In Billions) - EOP
Corporate	$4,358.6	$4,331.9	$4,152.7	$4,188.6	$3,877.6
Personal	446.3	429.5	411.2	406.6	385.2

Total Assets Under Custody	$4,804.9	$4,761.4	$4,563.9	$4,595.2	$4,262.8

Assets Under Management ($ In Billions) - EOP	$758.9	$749.7	$704.3	$716.5	$662.9
Asset Quality ($ In Millions) - EOP
Nonperforming Loans and Leases	$254.8	$269.0	$239.8	$262.1	$293.7
Other Real Estate Owned (OREO)	20.3	20.6	25.3	22.4	21.2

Total Nonperforming Assets	$275.1	$289.6	$265.1	$284.5	$314.9

Nonperforming Assets / Loans and Leases and OREO	0.93%	0.98%	0.89%	0.98%	1.08%
Gross Charge-offs	$16.1	$16.3	$16.2	$14.4	$28.8
Less: Gross Recoveries	10.7	4.4	13.0	8.6	10.6

Net Charge-offs	$5.4	$11.9	$3.2	$5.8	$18.2

Net Charge-offs (Annualized) to Average Loans and Leases	0.07%	0.16%	0.04%	0.08%	0.25%
Allowance for Credit Losses Assigned to Loans and Leases	$297.9	$298.6	$300.3	$295.5	$294.8
Allowance to Nonperforming Loans and Leases	1.2x	1.1x	1.3x	1.1x	1.0x
Allowance for Other Credit-Related Exposures	$29.7	$29.4	$29.6	$32.6	$34.1

(***)	Cash dividends of $0.58 per common share were declared in the first quarter of 2012, comprised of a $0.28 per common share dividend declared January 17, 2012, paid April 2, 2012, and a $0.30 per common share dividend declared March 14, 2012, paid July 2, 2012.